UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2015 (October 2, 2015)

New Residential Investment Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 1, 2015, an event of default (the “Specified Default”) occurred under the indenture related to notes issued by HLSS Servicer Advance Receivables Trust (“HSART”), a wholly-owned subsidiary of New Residential Investment Corp. (the “Company”).

The Specified Default occurred as a result of (and solely as a result of) Ocwen Loan Servicing, LLC’s (“Ocwen”) master servicer rating downgrade to “Below Average”, announced by Standard & Poor’s Rating Services on September 29, 2015. After giving effect to such downgrade, Ocwen ceased to be an “Eligible Subservicer” under the indenture causing the “Collateral Test” under the indenture to not be satisfied. The continuing failure of the Collateral Test as of close of business on October 1, 2015 resulted in the occurrence of the Specified Default.

The Specified Default caused $2.525 billion of term notes issued by HSART to become immediately due and payable, without premium or penalty, as of the close of business on October 1, 2015, in accordance with the terms of HSART’s indenture.

HSART repaid all of the term notes on October 2, 2015 in full with the proceeds of draws by HSART on variable funding notes previously issued by HSART. The holders of the variable funding notes issued by HSART previously agreed that the Specified Default would not be deemed an “event of default” under HSART’s indenture for purposes of their variable funding notes.

After giving effect to the repayment of the term notes issued by HSART, the only outstanding notes issued by HSART are variable funding notes. The aggregate principal balance of such variable funding notes immediately after giving effect to the repayment of the term notes on October 2, 2015 equaled approximately $2.9 billion. No other material obligation of HSART arises, increases or accelerates as a result of the transactions described herein.

Item 7.01	Regulation FD Disclosure.

On October 2, 2015, the Company issued a press release announcing HSART’s repayment in full of $2.525 billion of term notes with previously secured surplus servicer advance financing. A copy of the Company’s press release is attached to this Current Report on Form 8-K (the “Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

This Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated October 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer

Date: October 2, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated October 2, 2015